Exhibit 99.2

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of Antero Resources Corporation (“the Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the Company’s sale on September 23, 2015 of (i) all of the outstanding limited liability company interests of Antero Water LLC, a wholly-owned subsidiary of the Company that owns and operates the Company’s fresh water distribution assets, to Antero Midstream Partners LP, a Delaware limited partnership and an entity consolidated by the Company, and (ii) all of the assets, contracts, rights, permits and properties owned or leased by the Company and used primarily in connection with the construction, ownership, operation, use or maintenance of the Company’s advanced wastewater treatment complex to be constructed in Doddridge County, West Virginia to Antero Treatment LLC, a wholly-owned subsidiary of the Partnership (collectively, (i) and (ii) are referred to herein as the “Contributed Assets”).  Pro forma adjustments include the effects of an equity offering by the Partnership, borrowings by the Partnership under its revolving credit facility, the sale of the Company’s Contributed Assets to the Partnership, and the use of sales proceeds by the Company to repay amounts outstanding under the Company’s senior secured revolving credit facility.

The unaudited pro forma condensed consolidated statements of operations and comprehensive income for the six months ended June 30, 2015 and the year ended December 31, 2014 are presented as if the contribution of the Contributed Assets and the related transactions (collectively, the “Transaction”) occurred as of the beginning of the period presented.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 is presented as if the Transaction occurred on June 30, 2015.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts.  The pro forma financial information is not necessarily indicative of the Company’s financial position or results of operations had the disposition occurred as of the respective dates stated above.  The pro forma adjustments are described in the notes.  Because the Company consolidates the accounts of the Partnership, the primary net effects to the Company’s consolidated financial statements are: (1) to increase the noncontrolling interest in net income and comprehensive income for the pro forma increase in the Partnership’s net income from the Contributed Assets; and (2) to increase the ownership of the Partnership by noncontrolling third-parties.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operation included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, and the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2014.

ANTERO RESOURCES CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)         Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Transaction as if it had occurred as of the beginning of the periods presented in the pro forma statements of operations and comprehensive income for the six months ended June 30, 2015 and the year ended December 31, 2014 and on June 30, 2015 in the pro forma balance sheet. The consideration for the sale of the Contributed Assets to the Partnership consisted of approximately $794 million of cash, less approximately $171 million of debt assumed by the Partnership, 10,988,421 common units representing limited partner interests in the Partnership, and two potential earn-outs of $125.0 million each if certain fresh water volumetric delivery targets are met. The Contributed Assets will be recorded at their historical cost in the financial statements of the Partnership and no gain on the Transaction will be recorded by the Company.

(2)         Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(a)         Assumed offering proceeds to the Partnership of $241 million from the issuance and sale of 12,898,000 common units, net of estimated costs and fees directly related to the Partnership’s equity offering.

(b)         Assumed borrowings under the Partnership’s revolving credit facility.

(c)          Assumed reduction of the amounts outstanding under the Company’s revolving credit facilities repaid with the cash proceeds received from the Transaction, less the Partnership’s related assumption of indebtedness.

(d)         Increase in noncontrolling interest as a result of the pro forma increase in the Partnership’s net income attributable to the Contributed Assets resulting from the issuance if 10,988,421 common units to the Company, as well as the pro forma increase in ownership of the Partnership by noncontrolling third-parties resulting from the issuance of 12,898,000 common units to private purchasers.

(e)          The effects on Earnings per common share and Earnings per common share—assuming dilution as a result of adjustment (d).

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

(in thousands)

	Historical	Pro Forma Adjustments for Activity of Net Assets Disposed		Unaudited Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$143,286	241,176	(a)	30,419
		439,583	(b)
		(793,626	)(c)
Accounts receivable, net	79,190	—		79,190
Accrued revenue	125,467	—		125,467
Derivative instruments	664,417	—		664,417
Other current assets	4,819	—		4,819
Total current assets	1,017,179	(112,867)		904,312
Property and equipment:
Natural gas properties, at cost (successful efforts method):
Unproved properties	2,080,491	—		2,080,491
Proved properties	7,462,080	—		7,462,080
Fresh water distribution systems	441,692	—		441,692
Gathering systems and facilities	1,341,661	—		1,341,661
Other property and equipment	42,842	—		42,842
	11,368,766	—		11,368,766
Less accumulated depletion, depreciation, and amortization	(1,238,989)	—		(1,238,989)
Property and equipment, net	10,129,777	—		10,129,777
Derivative instruments	1,305,392	—		1,305,392
Other assets, net	80,133	—		80,133
Total assets	$12,532,481	(112,867)		12,419,614

Liabilities and Equity
Current liabilities:
Accounts payable	$326,638	—		326,638
Accrued liabilities	183,319	—		183,319
Revenue distributions payable	190,881	—		190,881
Deferred income tax liability	251,097	—		251,097
Other	14,248	—		14,248
Total current liabilities	966,183	—		966,183
Long-term liabilities:
Long-term debt	4,500,038	439,583	(b)	4,145,995
		(793,626	)(c)
Deferred income tax liability	706,948	—		706,948
Derivative instruments	651	—		651
Other long-term liabilities	49,215	—		49,215
Total liabilities	6,223,035	(354,043)		5,868,992
Equity:
Stockholders’ equity:
Common stock	2,770	—		2,770
Additional paid-in capital	4,099,718	—		4,099,718
Accumulated earnings	1,116,505	—		1,116,505
Total stockholders’ equity	5,218,993	—		5,218,993
Noncontrolling interest in consolidated subsidiary	1,090,453	241,176	(a)	1,331,629
Total equity	6,309,446	241,176		6,550,622
Total liabilities and equity	$12,532,481	(112,867)		12,419,614

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

For the Six Months Ended June 30, 2015

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments for Activity of Net Assets Disposed		Unaudited Pro Forma Statement of Operations
Revenue:
Natural gas sales	$557,007	—		557,007
Natural gas liquids sales	138,311	—		138,311
Oil sales	35,489	—		35,489
Gathering, compression, and water distribution	10,658	—		10,658
Marketing	107,609	—		107,609
Commodity derivative fair value gains	757,327	—		757,327
Total revenue	1,606,401	—		1,606,401
Operating expenses:
Lease operating	14,775	—		14,775
Gathering, compression, processing, and transportation	330,331	—		330,331
Production and ad valorem taxes	46,737	—		46,737
Marketing	152,402	—		152,402
Exploration	1,999	—		1,999
Impairment of unproved properties	34,916	—		34,916
Depletion, depreciation, and amortization	359,346	—		359,346
Accretion of asset retirement obligations	808	—		808
General and administrative	118,240	—		118,240
Contract termination and rig stacking	10,902	—		10,902
Total operating expenses	1,070,456	—		1,070,456
Operating income	535,945	—		535,945
Other expenses:
Interest	(113,008)	—		(113,008)
Income before income taxes	422,937	—		422,937
Provision for income tax expense	(163,249)	—		(163,249)
Net income and comprehensive income including noncontrolling interest	259,688	—		259,688
Net income and comprehensive income attributable to noncontrolling interest	10,630	11,972	(d)	22,602
Net income and comprehensive income attributable to Antero Resources Corporation	$249,058	(11,972)		237,086

Earnings per common share	$0.92	(0.05	)(e)	0.87

Earnings per common share—assuming dilution	$0.92	(0.05	)(e)	0.87

Weighted average number of shares outstanding:
Basic	271,181,132			271,181,132
Diluted	271,192,089			271,192,089

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

For the Year Ended December 31, 2014

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments for Activity of Net Assets Disposed		Unaudited Pro Forma Statement of Operations
Revenue:
Natural gas sales	$1,301,349	—		1,301,349
Natural gas liquids sales	328,323	—		328,323
Oil sales	107,080	—		107,080
Gathering, compression, and water distribution	22,075	—		22,075
Marketing	53,604	—		53,604
Commodity derivative fair value gains	868,201	—		868,201
Gain on sale of gathering system	40,000	—		40,000
Total revenue	2,720,632	—		2,720,632
Operating expenses:
Lease operating	29,341	—		29,341
Gathering, compression, processing, and transportation	461,413	—		461,413
Production and ad valorem taxes	87,918	—		87,918
Marketing	103,435	—		103,435
Exploration	27,893	—		27,893
Impairment of unproved properties	15,198	—		15,198
Depletion, depreciation, and amortization	477,896	—		477,896
Accretion of asset retirement obligations	1,271	—		1,271
General and administrative	216,533	—		216,533
Total operating expenses	1,420,898	—		1,420,898
Operating income	1,299,734	—		1,299,734
Other expenses:
Interest	(160,051)	—		(160,051)
Loss on early extinguishment of debt	(20,386)	—		(20,386)
Total other expenses	(180,437)	—		(180,437)
Income from continuing operations before income taxes and discontinued operations	1,119,297	—		1,119,297
Provision for income tax expense	(445,672)	—		(445,672)
Income from continuing operations	673,625	—		673,625
Discontinued operations:
Income from sale of discontinued operations, net of income tax expense	2,210	—		2,210
Net income and comprehensive income including noncontrolling interest	675,835	—		675,835
Net income and comprehensive income attributable to noncontrolling interest	2,248	37,448	(d)	39,696
Net income and comprehensive income attributable to Antero Resources Corporation	$673,587	(37,448)		636,139

Earnings per common share:
Continuing operations	$2.56	(0.14	)(e)	2.42
Discontinued operations	0.01	—		0.01
Total	$2.57	(0.14)		2.43

Earnings per common share—assuming dilution
Continuing operations	$2.56	(0.14	)(e)	2.42
Discontinued operations	0.01	—		0.01
Total	$2.57	(0.14)		2.43

Weighted average number of shares outstanding:
Basic	262,053,868			262,053,868
Diluted	262,068,106			262,068,106